Exhibit 10.21

[ZP LETTERHEAD]

December 17, 2013

Mr. Christopher W. Krueger

Re:	Amendment to Employment Agreement

Dear Chris:

This letter agreement (this “Amendment”) amends certain provisions of your employment letter agreement with Zosano Pharma, Inc., a Delaware corporation (the “Company”), and ZP Holdings, Inc., a Delaware corporation and the Company’s parent (“Parent”), dated February 15, 2013 (the “Original Agreement”).

As you know, the Original Agreement contemplates certain benefits to you in the event of a termination of your employment under certain circumstances following a Change in Control, which is defined therein to include various business combinations involving the Company. The Company and Parent desire to amend the definition of Change in Control to include a merger, consolidation or other business combination or stock sale involving the Company or Parent. Accordingly, the parties agree that the Original Agreement is hereby amended to delete Section 6(b) thereof in its entirety, and to insert the following in its place:

“(b) “Change in Control” means (A) the sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of the Company and its Affiliates, or (B) any merger, consolidation or other business combination or stock sale (other than a sale of stock for capital raising purposes) that results in the holders of the outstanding voting securities of the Company or Parent immediately prior to such transaction beneficially owning or controlling immediately after such transaction less than a majority of the voting securities of the Company or Parent, respectively, or the surviving entity or the entity that controls such surviving entity.”

Except as expressly amended by this Amendment, the Original Agreement remains in full force and affect and otherwise unchanged. The Original Agreement shall, together with this Amendment, be read and construed as a single document. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Amendment shall be governed and construed in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof.

Please indicate your agreement to the Amendment by signing below and returning a copy of this letter to the Company at your earliest convenience.

Very truly yours,

ZOSANO PHARMA, INC.

By:	/s/ Vikram Lamba
	Name:	Vikram Lamba
	Title:	President and CEO

ZP HOLDINGS, INC.

By:	/s/ Vikram Lamba
	Name:	Vikram Lamba
	Title:	President and CEO

Acknowledged and agreed by:

/s/ Christopher W. Krueger
Christopher W. Krueger

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